Exhibit 107

Calculation of Filing Fee Tables

Form F-3

Amendment No.8 to

(Form Type)

BIT Mining Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	-	Primary Offering -	-			-		-
	Equity security	Class A ordinary shares, par value US$0.00005 per share		(2)
	Equity security	Preferred shares		(2)
	Debt Security	Debt Securities		(2)
	Equity security	Warrants		(2)
	Others	Units		(2)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(2)		US$250,000,000(4)	US$92.70 per US$1,000,000	US$23,175.00(4)
		Total Primary Offering				US$250,000,000(4)	US$92.70 per US$1,000,000	US$23,175.00(4)
		Secondary Offering
	Equity security	Class A ordinary shares, par value US$0.00005 per share		204,840,000(3)	US$0.273(5)	$55,921,320(5)		US$5,183.91(5)
		Total Secondary Offering	(5)	204,840,000	US$0.273(5)	$55,921,320(5)	US$92.70 per US$1,000,000	US$5,183.91(5)
Fees Previously Paid		Primary Offering
	Equity security	Class A ordinary shares, par value US$0.00005 per share		(2)
	Equity security	Preferred shares		(2)
	Debt Security	Debt Securities		(2)
	Equity security	Warrants		(2)
	Others	Units		(2)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(2)		US$250,000,000(4)	US$92.70 per US$1,000,000	US$23,175.00(4)
		Total Primary Offering				US$250,000,000(4)	US$92.70 per US$1,000,000	US$23,175.00(4)
		Secondary Offering
	Equity security	Class A ordinary shares, par value US$0.00005 per share		204,840,000(3)	US$0.273(5)	$55,921,320(5)		US$5,183.91(5)
		Total Secondary Offering	(5)	204,840,000	US$0.273(5)	$55,921,320(5)	US$92.70 per US$1,000,000	US$5,183.91(5)
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-			-	-	-	-
	Total Offering Amounts					$$305,921,320(4)(5)		US$28,358.91(4)(5)
	Total Fees Previously Paid							US$28,358.91(4)(5)
	Total Fee Offsets							-
	Net Fee Due							-

(1)	Includes (i) securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public, and (ii) securities that may be purchased by the underwriters pursuant to an over-allotment option. These securities are not being registered for the purposes of sales outside of the United States. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.

(2)	With respect to the primary offering, an indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$250,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
(3)	Includes Class A ordinary shares represented by American Depositary Shares, or ADSs. Each ADS represents the right to receive 10 Class A ordinary shares. The ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-192259).
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflects the maximum offering price of securities registered hereunder in the primary offering. The proposed maximum aggregate offering price of each class of securities offered by the registrant will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and reflects the maximum offering price of securities registered hereunder in the secondary offering. In accordance with Rule 457(c), the proposed maximum offering price per share shown is the average of the high and low trading prices of the ADSs on the New York Stock Exchange on April 7, 2022.